As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Zevra Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5894398
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

(Address of Principal Executive Offices) (Zip Code)

 Zevra Therapeutics, Inc.

Amended and Restated 2014 Equity Incentive Plan

(Full Title of the Plan)

R. LaDuane Clifton, CPA

Chief Financial Officer and Treasurer

Zevra Therapeutics, Inc.

1180 Celebration Boulevard, Suite 103

Celebration, FL 34747

(Name and Address of Agent for Service)

(321) 939-3416

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Nathan Ajiashvili, Esq. Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☒     Smaller reporting company ☒     Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,146,828 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the "A&R 2014 Plan"). A Registration Statement of the Registrant on Form S-8 relating to the A&R 2014 Plan is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENTS ON FORM S-8

The contents of the Registration Statements on Form S-8 (File Nos. 333-203703, 333-210369, 333-216858, 333-224062, 333-230041, 333-236794, 333-252743, 333-257429, 333-270340, and 333-278444), including any amendments thereto, as filed with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part of this Registration Statement.

ITEM 8.     EXHIBITS

Exhibit Number	Description of the Exhibit
4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36913) filed on April 21, 2015)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant, effective as of December 23, 2020 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-36913) filed on December 23, 2020)
4.3	Certificate of Amendment of Certificate of Incorporation of the Registrant, effective as of February 21, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K (File No. 001-36913) filed on February 24, 2023)
4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36913) filed on February 22, 2024)
5.1*	Opinion of Latham and Watkins LLP
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
99.1	Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q (File No. 36913) filed on August 13, 2021)
99.2	Form of Stock Option Grant Notice and Stock Option Agreement under 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.15 to the Registrant's Registration Statement on Form S-1 (File No. 333-202660) filed on March 11, 2015)
99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.16 to the Registrant's Registration Statement on Form S-1 (File No. 333-202660) filed on March 11, 2015)
99.4	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under 2014 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-Q as filed with the SEC on May 14, 2019)
107.1*	Filing Fee Table

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Celebration, State of Florida, on this 12th day of March, 2025.

Zevra Therapeutics, Inc.

By:	/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Neil F. McFarlane and R. LaDuane Clifton, CPA and each or any one of them, his lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Neil F. McFarlane
Neil F. McFarlane	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 12, 2025
/s/ R. LaDuane Clifton
R. LaDuane Clifton, CPA	Chief Financial Officer and Treasurer (Principal Financial Officer)	March 12, 2025
/s/ Timothy J. Sangiovanni
Timothy J. Sangiovanni, CPA	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)	March 12, 2025
/s/Thomas D. Anderson
Thomas D. Anderson	Director	March 12, 2025

/s/ John B. Bode
John B. Bode	Director	March 12, 2025
/s/ Douglas W. Calder
Douglas W. Calder	Director	March 12, 2025
/s/ Wendy Dixon, Ph.D.
Wendy Dixon, Ph.D.	Director	March 12, 2025

/s/ Tamara A. Favorito
Tamara A. Favorito	Director	March 12, 2025

/s/ Alvin Shih, M.D.
Alvin Shih, M.D.	Director	March 12, 2025

/s/ Corey Watton
Corey Watton	Director	March 12, 2025